Exhibit 99.1

Dakota Plains HOLDINGS, INC.

Reports FIRST QUARTER 2014 Financial Results

Expanded Pioneer Terminal Positions Company for Growth

WAYZATA, Minnesota, (May 9, 2014) Dakota Plains Holdings, Inc. (“Dakota Plains” and “DAKP”), (OTCQB: DAKP) today announced financial results for the three months ended March 31, 2014.

Operational Summary

•	Transloading joint venture averaged over 31,000 bopd for the first quarter 2014, up from the 2013 average of 24,000 bopd.
•	Dakota Plains began transloading crude oil for third parties, including Continental Resources and Bridger.
•	First quarter transloading joint venture volumes were 2.8 million barrels of oil, an increase of approximately 26% sequentially and 17% compared to the same period in 2013.
•	First quarter marketing joint venture volumes were 2.2 million barrels of oil, a decrease of 7% sequentially and 15% compared to the same period in 2013.
•	First quarter trucking joint venture volumes were 1.6 million barrels of oil, a decrease of 7% sequentially and an increase of 52% compared to the same period in 2013.
•	The Company continued executing on its agreement with UNIMIN Corporation (“UNIMIN”), which began moving sand at the New Town Pioneer Terminal in February 2014 with permanent operations expected to begin in June 2014. In addition, UNIMIN increased its sand storage from 8,000 to 10,000 tons.
•	The Company purchased steel for a third crude oil storage tank at the Pioneer Terminal, which would enable a sustained daily throughput increase of 30,000 bopd to 80,000 bopd. The Company is seeking partner approval to begin construction.

Financial Summary

•	Dakota Plains began consolidating all financial statements for the transloading joint venture in the first quarter of 2014.
•	Net loss for the first quarter was $1.3 million compared to net income of $0.6 million for the same period in 2013.
•	Adjusted consolidated EBITDA for the quarter was $0.3 million compared to $2.4 million for the first quarter of 2013.

•	Revenue from the transloading joint venture was $5.5 million for the first quarter 2014, compared to $4.9 million for the same period in 2013.[1]
•	Net income from the transloading joint venture was $1.8 million for the first quarter 2014, compared to $2.6 million for the same period in 2013.
•	Income from the Company’s indirect investment in the marketing joint venture was $87,000 for the first quarter 2014, compared to $1.8 million for the same period in 2013.
•	Income from the Company’s indirect investment in the trucking joint venture was $121,000 for the first quarter 2014, compared to $62,000 for the same period in 2013.

Craig M. McKenzie, Chairman and Chief Executive Officer of Dakota Plains, said: “We continued our transition in the first quarter.  The newly-expanded Pioneer Terminal commenced operations in January, and we have seen steady growth in transloading throughput and efficiency.  We are experiencing increased demand for third party volumes, and Pioneer is living up to our expectations.  We remain confident that we will be able to deliver our average daily throughput target of 45,000 bopd.”

McKenzie continued, “We will execute our strategy to grow Pioneer, build out our inbound businesses, improve our balance sheet, and continue our transition to becoming an operating company. Transloading is on the right track and gaining momentum, however we continue to be disappointed with the performance of our marketing and trucking joint ventures. We are working closely with our joint venture partners to improve the profitability and predictability of these businesses.”

First Quarter 2014 Financial Results

The Company reported a net loss of $1.3 million for the first quarter 2014, compared to net income of $0.6 million for the first quarter of 2013. The net loss for the first quarter of 2014 was driven by a decrease in the income of the Company’s indirect ownership interest in the marketing joint venture, primarily due to a lower per barrel margin as a result of the significant narrowing of the price spread between Brent and WTI experienced in the last two months of the quarter. In addition, income from the Company’s indirect ownership in the transloading joint venture was lower, primarily the result of a higher depreciation expense, as a majority of the Pioneer Project was placed into service at the end of 2013.

Adjusted consolidated EBITDA for the quarter was $0.3 million compared to $2.4 million for the first quarter of 2013. The difference was primarily the result of reduced income from the Company’s indirect investment in DPTS Marketing, LLC and the increase in professional fees.

General and administrative expenses were $3.0 million for the three months ended March 31, 2014, compared to $1.4 million for the three months ended March 31, 2013. The $1.0 million increase (note: $0.5 million of the $3.0 million general and administrative expenses relate to the consolidation of transloading joint venture in 2014) was primarily due to non-cash expense related to employee share issuances and an increase in professional fees.

[1] Revenue from the transloading joint venture reflects consolidated revenue. 1Q 2013 revenue from the transloading joint venture is pro forma for consolidation.

Revenue from the transloading joint venture was $5.5 million for the three months ended March 31, 2014, compared to $4.9 million for the three months ended March 31, 2013.[2] The increase was driven by higher volume, as first quarter 2014 volume was 2.8 million barrels of oil compared to 2.4 million barrels of oil for the first quarter of 2013, a 17% increase.

Net income from the transloading joint venture was $1.8 million for the three months ended March 31, 2014 compared to $2.6 million for the three months ended March 31, 2013. The decrease was primarily driven by the $1.0 million non-cash impact related to depreciation of the Pioneer terminal, as a majority of assets were placed into service at the end of 2013. Cost of revenue was also higher due to the increased volume and employee expenses associated with the terminal manager, which Dakota Plains hired in September 2013.

Income from the Company’s indirect investment in the marketing joint venture was $87,000 for the three months ended March 31, 2014, compared to $1.8 million for the three months ended March 31, 2013. The reduction in income was due to a 15% decrease in volume, as first quarter 2014 volume was 2.2 million barrels of crude oil compared to 2.6 million barrels of crude oil for the first quarter of 2013, and lower margins per barrel.

Income from Dakota Plains’ indirect investment in the trucking joint venture was $121,000 for the three months ended March 31, 2014, compared to $62,000 for the three months ended March 31, 2013. The trucking joint venture hauled 1.6 million barrels of crude oil in the first quarter of 2014 compared to 1.1 million barrels of crude oil hauled for the first quarter of 2013, a 52% increase. The trucking joint venture increased its trucking fleet to 27 trucks at March 31, 2014 compared to 14 trucks at March 31, 2013.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

[2] Revenue from the transloading joint venture reflects consolidated revenue. 1Q 2013 revenue from the transloading joint venture is pro forma for consolidation.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company, which competes through its 50/50 joint ventures to provide customers with crude oil off take services that include marketing, transloading and trucking of crude oil and related products. Direct and indirect assets include a proprietary trucking fleet, over 1000 railroad tank cars, and the Pioneer Terminal transloading facility centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements that reflect the current views of Dakota Plains, including, but not limited to, statements regarding our future growth and plans for our business and operations. We do not undertake to update our forward-looking statements. These statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of lack of diversification, dependency upon strategic relationships, dependency on a limited number of major customers, competition for the loading, marketing and transporting of crude oil and related products, difficulty in obtaining additional capital that will be needed to implement business plans, difficulties in attracting and retaining talented personnel, risks associated with building and operating a transloading facility, changes in commodity prices and the demand for crude oil and natural gas, competition from other energy sources, inability to obtain necessary facilities, difficulty in obtaining crude oil to transport, increases in our operating expenses, an economic downturn or change in government policy that negatively impacts demand for our services, penalties we may incur, costs imposed by environmental laws and regulations, inability to obtain or maintain necessary licenses, challenges to our properties, technological unavailability or obsolescence, and future acts of terrorism or war, as well as the threat of war and other factors described from time to time in the company’s reports filed with the U.S. Securities and Exchange Commission.

For more information, please contact:

Company Contact	Investor and Media Contact
Tim Brady, CFO	Dan Gagnier, Sard Verbinnen
tbrady@dakotaplains.com	DGagnier@sardverb.com
Phone: 952.473.9950	Phone: 212.415.8972
www.dakotaplains.com	www.sardverb.com

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2014 AND DECEMBER 31, 2013

ASSETS
	March 31,	December 31,
	2014	2013
CURRENT ASSETS
Cash and Cash Equivalents	$8,122,345	$13,011,608
Trade Receivables	856,273	—
Income Tax Receivable	1,120,057	1,120,057
Other Current Assets	592,164	542,523
Due from Related Party	1,451,310	2,840,292
Other Receivables	171,752	68,896
Deferred Tax Asset	3,648,000	3,728,000
Total Current Assets	15,961,901	21,311,376

PROPERTY AND EQUIPMENT
Land	3,166,849	3,166,849
Site Development	5,808,781	5,498,501
Terminal	20,211,177	19,813,452
Machinery	17,721,691	12,702,655
Construction in Progress	70,312	7,551,187
Other Property and Equipment	11,201,223	6,747,349
Total Property and Equipment	58,180,033	55,479,993
Less - Accumulated Depreciation	2,845,474	1,810,259
Total Property and Equipment, Net	55,334,559	53,669,734

PREFERRED DIVIDEND RECEIVABLE	375,345	252,057

INVESTMENT IN DPTS MARKETING LLC	11,422,180	11,458,836

INVESTMENT IN DAKOTA PLAINS SERVICES, LLC	191,853	70,399

FINANCE COSTS, NET	104,580	123,280

DEFERRED TAX ASSET	756,000	153,000

OTHER ASSETS	15,902	15,902

	$84,162,320	$87,054,584
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$6,698,226	$8,286,489
Accrued Expenses	207,265	1,547,645
Accounts Payable-Related Parties	8,694	722
Total Current Liabilities	6,914,185	9,834,856

LONG-TERM LIABILITIES
Promissory Notes, Net of Debt Discount	7,163,740	7,076,332
Promissory Note, Pioneer Terminal	7,500,000	7,500,000
Other Non-Current Liabilities	15,167	16,917
Total Long-Term Liabilities	14,678,907	14,593,249

Total Liabilities	21,593,092	24,428,105
STOCKHOLDERS' EQUITY
Preferred Stock - Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding	—	—
Common Stock - Par Value $.001; 100,000,000 Shares Authorized; 54,770,351 and 54,206,380 Issued and Outstanding, Respectively	54,770	54,206
Additional Paid-In Capital	44,218,721	43,836,032
Accumulated Deficit	(8,173,088)	(6,836,825)
Total Equity Dakota Plains Holdings, Inc.	36,100,403	37,053,413
Non-Controlling Interest in Subsidiary	26,468,825	25,573,066
Total Stockholders' Equity	62,569,228	62,626,479

Total Liabilities and Stockholders’ Equity	$84,162,320	$87,054,584

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

	Three Months Ended
	March 31,
	2014	2013
REVENUES
Transloading Revenue	$5,455,458	$—
Rental Income	30,000	95,199
Total Revenues	5,485,458	95,199

COST OF REVENUE	2,098,699	—

Gross Profit	3,386,759	95,199

OPERATING EXPENSES
General and Administrative Expenses	3,017,778	1,444,391
Depreciation and Amortization	1,035,215	40,984
Total Operating Expenses	4,052,993	1,485,375

LOSS FROM OPERATIONS	(666,234)	(1,390,176)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	—	1,414,260
Income from Investment in DPTS Marketing LLC	86,632	1,766,563
Income from Investment in Dakota Plains Services, LLC	121,454	62,055
Interest Expense (Net of Interest Income)	(502,136)	(890,805)
Total Other Income (Expense), net	(294,050)	2,352,073

INCOME (LOSS) BEFORE TAXES	(960,284)	961,897

INCOME TAX PROVISION (BENEFIT)	(514,885)	373,000

NET INCOME (LOSS)	(445,399)	588,897

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	890,864	—

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS OF DAKOTA PLAINS HOLDINGS, INC.	$(1,336,263)	$588,897

Net Income (Loss) Per Common Share – Basic and Diluted	$(0.02)	$0.01

Weighted Average Shares Outstanding - Basic	53,598,684	41,418,606

Weighted Average Shares Outstanding - Diluted	53,598,684	42,827,077

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

	Three Months Ended
	March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(445,399)	$588,897
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and Amortization	1,035,215	40,984
Amortization of Debt Discount	87,408	87,408
Amortization of Finance Costs	18,700	16,255
Deferred Income Taxes	(523,000)	257,000
Share-Based Consulting Fees	—	130,769
Decrease in Deferred Rental Income	—	(21,273)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	—	(1,414,260)
Income from Investment in DPTS Marketing LLC	(86,632)	(1,766,563)
Income from Investment in Dakota Plains Services, LLC	(121,454)	(62,055)
Non-Cash Rental Income	—	(3,875)
Non-Cash Rental Expense	4,895	—
Amortization of Deferred Rent	(1,750)	—
Share-Based Compensation	1,128,932	420,890
Changes in Working Capital and Other Items
Increase in Trade Receivables	(856,273)	—
Increase in Income Taxes Receivable	—	(42,883)
Increase in Other Receivables	(102,856)	—
Increase in Other Current Assets	(49,641)	(201,105)
Decrease in Due from Related Party	1,388,982	19,433
Increase in Accounts Payable	421,134	362,361
Increase in Income Taxes Payable	—	21,546
Increase (Decrease) in Accrued Expenses	(1,440,380)	82,000
Decrease in Deferred Rental Income	—	(176,662)
Increase in Accounts Payable-Related Party	7,972	—
Increase in Other Assets	—	(894)
Net Cash Provided By (Used In) Operating Activities	465,853	(1,662,027)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(4,709,437)	(67,482)
Cash Received from Dakota Petroleum Transport Solutions, LLC	—	47,822
Net Cash Used In Investing Activities	(4,709,437)	(19,660)

CASH FLOWS USED IN FINANCING ACTIVITIES
Common Shares Surrendered	(645,679)	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,889,263)	(1,681,687)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	13,011,608	2,340,083

CASH AND CASH EQUIVALENTS – END OF PERIOD	$8,122,345	$658,396

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$445,246	$787,225
Cash Paid During the Period for Income Taxes	$8,115	$34,000

Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$4,174,456	$—
Change in Preferred Dividend Receivable	$123,288	$121,918

NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2014	2013
Net Income (Loss)	$(445,399)	$588,897
Add Back:
Income Tax Provision (Benefit)	(514,885)	373,000
Depreciation and Amortization	1,035,215	40,984
Share Based Compensation - Employees and Directors	1,128,932	420,890
Share Based Compensation - Consultants	—	130,769
Interest Expense	502,136	890,805
Adjusted EBITDA	$1,705,999	$2,445,345

Adjusted EBITDA Attributable to Non Controlling Interests	1,384,417	—

Adjusted EBITDA Attributable to Shareholders of Dakota Plains Holdings, Inc.	$321,583	$2,445,345